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                                                                   EXHIBIT 10.03


                               NINTH AMENDMENT
                               ---------------

           AGREEMENT made as of April 22, 1996, between GREY ADVERTISING INC., A Delaware corporation with principal offices at 777 Third Avenue, New York, New York 10017 ("Grey"), and Edward H. Meyer, residing at 580 Park Avenue, New York, New York ("Meyer").

           Meyer is employed by Grey as its President, Chairman of the Board and Chief Executive Officer pursuant to an employment agreement originally executed effective February 9, 1984 and amended from time to time thereafter (such employment agreement, as so amended, being hereinafter referred to as the "Current Agreement").

           The parties desire to amend the Current Agreement in certain respects.


           Now, therefore, in consideration of the foregoing, the parties hereby agree as follows:


           1. CAPITALIZED TERMS. Capitalized terms used herein, unless otherwise defined herein, have the meaning ascribed to such terms in the Current Agreement.


           2. GROSS-UP PAYMENT. Section 11.1 of the Current Agreement is hereby further amended by adding the following new Section 11.1(g) thereto:


           (g) In the event that Meyer is required to pay an excise tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on "excess parachute payments", as defined in
     Section 280G of the Code, Grey shall promptly pay Meyer the amount or amounts that are necessary to place him in the same after-tax financial position that he would have been in had he not incurred any tax liability under Section 4999 of the Code, PROVIDED, HOWEVER, that for purposes of this sentence, if the event or transaction constituting a change in the ownership or effective control of Grey or in the ownership of a substantial portion of the assets of Grey (within the meaning of Section 280G of the Code) is consummated prior to January 1, 2000, the portion of payments and benefits which


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     shall be treated as "excess parachute payments" shall not
     exceed 300% of Meyer's Total Compensation as defined in Section 11.1 hereof, including, without limitation, any amount deferred and contributed on behalf of Meyer to the Grey Advertising Inc. Deferred Compensation Trust, dated March 22, 1995.


           3. STATUS OF CURRENT AGREEMENT.    This Amendment shall be effective
as of April 22, 1996, and except as set forth herein, the Current Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.


           IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.



                                          GREY ADVERTISING INC.


                                   BY: /s/ STEVEN G. FELSHER
                                       -------------------------
                                           Steven G. Felsher


                                      /s/ EDWARD H. MEYER
                                      -------------------------
                                          Edward H. Meyer


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